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                                                            EXHIBIT 99


INVESTORS:                                     MEDIA:
Patrick A. Kelly                               Susan E. Stricklin
United Community Financial Corp.               United Community Financial Corp.
(330) 742-0592                                 (330) 742-0638

                                               MEDIA:
                                               Edward L. Baumgardner
                                               Potters Bank
                                               (330) 385-0770


                              FOR IMMEDIATE RELEASE

                     UNITED COMMUNITY COMPLETES ACQUISITION
--------------------------------------------------------------------------------
                        OF POTTERS FINANCIAL CORPORATION

                   Branches to operate under Home Savings name
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YOUNGSTOWN, Ohio (April 1, 2002) - United Community Financial Corp.
(Nasdaq: UCFC), holding company of The Home Savings and Loan Company and Butler Wick Corp., announced today it has completed its acquisition of East Liverpool-based Potters Financial Corporation.

Potters Bank, the subsidiary of Potters Financial Corporation, operates branch offices in East Liverpool, Calcutta and Glenmoor, Ohio, as well as in Beaver, Pennsylvania. It also operates a loan origination office in Boardman, Ohio. All four branches and the loan production office will now operate as part of the Home Savings Mahoning Valley Division. Permanent outdoor branch signage will soon reflect the name change to Home Savings.

"This acquisition is a significant step in implementing our strategic plan to grow our company through product and geographic expansion," said Douglas M. McKay, chairman and president of United Community. "It will allow United Community to maximize growth opportunities in new markets."

Home Savings is a community bank with a long-standing tradition of meeting the financial needs, as well as exceeding the expectations, of its customers. Later this year when the computer systems of the two organizations are integrated, Home Savings will offer Potters customers an expanded array of financial products and services such as 24-hour online banking, and new deposit, lending and business programs.

"Customers of Potters Bank can still count on the same friendly faces, branch locations and quality service they have come to know," said David Lodge, president of Home Savings. Edward L. Baumgardner, the former president and chief executive officer of Potters will help lead the integration process from Potters to Home Savings and will now serve as Vice President and Regional Manager at Home Savings.





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"We are truly excited to complete this transaction and we look forward to serving our new customers," stated Lodge. "We also are glad to welcome all of the Potters associates to the Home Savings family. We are enthusiastic about working and interacting with the newest members of our team."



UNITED COMMUNITY FINANCIAL CORP. IS AN OHIO-BASED UNITARY THRIFT HOLDING COMPANY. ITS SUBSIDIARIES INCLUDE THE HOME SAVINGS AND LOAN COMPANY AND BUTLER WICK CORP. HOME SAVINGS HAS 33 FULL-SERVICE BRANCHES AND FIVE LOAN PRODUCTION OFFICES LOCATED THROUGHOUT NORTHERN OHIO AND WESTERN PENNSYLVANIA, WHILE BUTLER WICK HAS 11 OFFICES LOCATED THROUGHOUT NORTHEASTERN OHIO AND WESTERN PENNSYLVANIA. ADDITIONAL INFORMATION ON UNITED COMMUNITY MAY BE FOUND ON ITS WEB SITE AT www.ucfconline.com.


This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements related to the name change to Home Savings and the integration of computer systems are forward-looking in nature. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.



                                   MEDIA Q & A


Q: WILL THERE BE ANY JOB CUTS?
Currently, there are no plans to close any of the Potters branch locations and all Potters' personnel are expected to be retained.

Q: HOW WILL POTTERS/HOME SAVINGS CUSTOMERS BE AFFECTED BY THIS DEAL?
Potters customers will derive the benefit of a broadened product line, including 24-hour online banking and expanded consumer loan, commercial loan and business service products. Home Savings customers will now have a larger branch network available for conducting their banking.

Q: If Potters will remain a local institution, why must its name be changed to Home Savings? United Community is a unitary thrift holding company, which requires that any other insured depository institution acquired by United Community must be merged into Home Savings.

Q: WHAT ARE THE FINANCIAL TERMS OF THE ACQUISITION?
In an all-cash deal valued at $23.6 million, United Community has agreed to pay $22.00 per share to Potters shareholders.




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Q: IS UNITED COMMUNITY ACTIVELY LOOKING FOR OTHER ACQUISITIONS?
This transaction is a major step forward in our growth strategy, however, it doesn't complete the strategy. Therefore, we will be addressing other opportunities as they present themselves.

Q: DOES THIS TRANSACTION REQUIRE REGULATORY AND/OR SHAREHOLDER
APPROVAL? Yes, we received both regulatory approval and the approval of Potters' shareholders.

Q: WHEN WILL POTTERS CHANGE ITS NAME TO HOME SAVINGS?
The name change will occur shortly after the closing of the acquisition.